Exhibit 23.2

Bobbitt, Pittenger & Company, P.A.

Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sun Energy Solar, Inc.

Sarasota, Florida

We hereby consent to the use in the prospectus constituting part of the Registration Statement on Form SB-2 of our report dated October 10, 2006 on the financial statements of Sun Energy Solar, Inc. for the period from inception (November 9, 2005) to July 31, 2006, which appear in such prospectus. We also consent to the reference to our Firm under the caption “Experts” in such prospectus.

Bobbitt, Pittenger & Company, P.A.

Certified Public Accountants

Sarasota, Florida

March 5, 2007

1605 Main Street, Suite 1010            Sarasota, Florida 34236        Telephone: 941-366-4450        Fax # 941-954-7506